SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934



        Date of Report (Date of earliest event reported)

                        October 7, 1996


                        ASHLAND COAL, INC.
      (Exact name or registrant as specified in its charter)



          DELAWARE          1-9993                 61-0880012
(State or other     (Commission file number)    (I.R.S.Employer
 jurisdiction of                              Identification No.)
 incorporation or
 organization)


     2205 FIFTH STREET ROAD, HUNTINGTON, WEST VIRGINIA  25701
     (Address of principal executive offices)  (Zip Code)



         P.O. BOX 6300, HUNTINGTON, WEST VIRGINIA  25771
                       (Mailing Address)          (Zip Code)



Registrant's telephone number, including area code:  (304) 526-3333

Item 5.   Other Events.

          On October 7, 1996, Ashland Coal, Inc. (the "Company") and Arch Mineral Corporation ("Arch") jointly announced their intent to resume discussions of possible options for combining the two coal companies. Arch is a St. Louis, Missouri-based producer, marketer and transporter of bituminous coal in the domestic and export steam and metallurgical coal markets. The Company and Arch cautioned that there are no assurances that progress will be made in these discussions, or that such discussions will result in a combination.

                            SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   ASHLAND COAL, INC.
                                   (Registrant)

                                   By:  /s/  Roy F. Layman
                                        Administrative Vice
                                        President and Secretary


                                   Date: October 9, 1996